UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2010

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Alberta, Canada
(State or other jurisdiction of incorporation)

000-50392
(Commission File Number)

N/A
(IRS Employer Identification No.)

No.3, Lane 141, Sec. 3, Beishen Rd., Shenkeng Township, Taipei County 222, Taiwan (R.O.C.)
(Address of principal executive offices and Zip Code)

886-2-26624343
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02        Election of Directors
Item 5.07        Submission of Matters to a Vote of Shareholders

On November 17, 2010, at 10:00 am PST, we held our annual and special meeting of shareholders at the offices of the our company’s counsel. At the meeting, our shareholders re-elected James Wu, Cheng Chun-Chih, Dr. Shiau Tzong-Huei and Tseng Ming-Huang to our board of directors.

At the meeting, our shareholders approved the appointment of KCCW Accountancy Corp. as our company’s independent public accounting firm.

At the meeting 99.99 percent of the voting shareholders approved a special resolution to change the jurisdiction of our company from Alberta to Nevada under the Nevada Revised Statutes and to the amendment of our authorized share capital from an unlimited number of shares to 300,000,000 shares of common stock, $0.001 par value and 200,000,000 shares of preferred stock, $0.001 par value.

Our board of directors consists of James Wu, Cheng Chun-Chih, Dr. Shiau Tzong-Huei and Tseng Ming-Huang.

There are no family relationships between any of our directors or executive officers.

James Wu - Chairman, Chief Executive Officer, President and Director

Mr. James Wu served as President of IP Mental Inc. from 1997 to 2006. During his tenure at IP Mental Inc., Mr. Wu oversaw the development of a line of VoIP hardware and was part of the development team of the proprietary U&Me VoIP network. Mr. Wu has over twenty (20) years of experience in the information technology and telecommunication business. He has also served as the founder of Cellstar South Africa and Anstek Electronics South Africa, where he successfully grew these businesses. He was also an agent for Asus, COMPEL and Motorola Computer and Cellular Handsets in South Africa. Mr. Wu has been the President of our company since 2004.

Cheng Chun-Chih- Director (Chairman of Taiwan Halee International Co. Ltd.)

Mr. Cheng is the Chairman of Taiwan Halee International Co. Ltd., which was acquired by us for US$5MM on November 15, 2006, and has served in this position since 1997. Prior to joining HTT Mr. Cheng was a consultant to the Economy Department of Taiwan on small and medium industry.

Dr. Shiau Tzong-Huei- Director (Chief Technical Officer of Taiwan Halee and Chairman of TransAKT Taiwan Corp.)

Dr. Shiau holds a Ph.D in Computer Sciences from the University of Wisconsin Madison, an MSc in Mathematics from the John Hopkins University and a BSc in Mathematics from the National Taiwan University. Dr. Shiau has been a director of Taiwan Halee since 2003, is a specialist in digital cordless switching and has directed the engineering team at the Hsinchu Science Park (“HSP”) for more than fifteen (15) years. Established in December 1980, HSP leads the high-tech industry as the most respected science park created by the Taiwanese government. Dr. Shiau is the founder and current Chief Technical Officer of Computer & Communications Associates, INC. (now UWIN Technologies), a research and development oriented company. The products developed by his team include advanced cordless PBX , cordless Skype phones, cordless VoIP phones, and wireless home automations.

Tseng Ming-Huang- Director

Mr. Tseng was a founder and currently serves as CEO of CeraMicro Technology Corp. which was started in 2003. CeraMicro is a leading RF solution provider of the wireless communications industry, focused on the design and manufacturing of system-level packaging applications (SiP, System-in-Package) and IEEE 802.15.4 standard "ZigBee" wireless network chip modules. From 2001 to 2003, he served as the general manager of international strategy investment for the Wise Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ James Wu
James Wu
President
December 2, 2010